EX - 99.1
Owlet Announces First Quarter 2025 Financial Results

LEHI, Utah, May 8, 2025 - Owlet, Inc. (“Owlet” or the “Company”) (NYSE:OWLT), the pioneer of smart infant monitoring, today reports financial results for the first quarter ended March 31, 2025. Owlet’s Chief Executive Officer and Co-Founder, Kurt Workman; President, Jonathan Harris; and Chief Financial Officer, Amanda Twede Crawford, will host a conference call to review the Company’s results and provide a business update today, May 8, 2025, at 4:30 p.m. ET.

Q1 2025 Financial Highlights:
•Q1 Revenue of $21.1 million, up 43.1% from Q1 2024
•Q1 Gross Margin of 53.7%, up 930 basis points from Q1 2024
•Q1 Net Income of $3.0 million, compared to $3.3 million in Q1 2024
•Q1 Adjusted EBITDA of $0.0 million, improving $3.1 million compared to Q1 2024

“Owlet had an exceptional start to the year with first quarter revenue, gross margin, and adjusted EBITDA all exceeding expectations,” said Kurt Workman, Owlet’s Chief Executive Officer and Co-Founder. “In the first quarter of 2025, we drove revenue growth of over 43% year-over-year and delivered our fourth consecutive quarter of breakeven or better adjusted EBITDA as the business continues to execute at a high level. We also recently announced a new distribution partnership with Children’s Hospital of The King’s Daughters where for the first time ever, babies are able to leave the hospital with a BabySat or Dream Sock.”
Workman continued, “Leveraging our leading position as the only FDA- and CE-cleared infant health monitors on the market, we continue to see significant momentum for our core Dream Sock and Dream Duo products. Additionally, we are layering in three incremental growth drivers of international expansion, medical and healthcare channels, and the recently launched Owlet360 subscription service with over 48,000 paying subscribers, which is changing the profile of the business into a comprehensive pediatric health platform.”

Workman concluded, “It was an outstanding quarter, and despite an uncertain macro backdrop, we’re seeing very positive trends for Owlet, and are incredibly well-positioned to continue driving durable growth in 2025, and beyond.”

Financial Results for the First Quarter Ended March 31, 2025

Revenue for the first quarter of 2025 was $21.1 million compared to revenue in the first quarter of 2024 of $14.8 million, an increase of 43.1%. The increase was primarily due to higher sales of Dream Sock and Dream Duo products.

Cost of revenue for the first quarter of 2025 was $9.8 million with a gross margin of 53.7%, compared to cost of revenue of $8.2 million with a gross margin of 44.4% for the first quarter of 2024. Gross margin increased 930 basis points year-over-year, primarily due to higher revenue, favorable product mix toward Dream Sock, the continuing trend of decreasing overall return rates, lower direct product and fulfillment costs, and fixed cost absorption.

Operating expenses, including stock-based compensation, were $14.0 million for the first quarter of 2025, compared to $12.3 million for the same period in 2024. Operating costs increased year-over-year primarily due to higher compensation expense, including accrued bonuses, as well as charges related to certain legal matters.

Operating loss was $2.7 million for the first quarter of 2025, compared to operating loss of $5.7 million for the first quarter of 2024.

Net income was $3.0 million for the first quarter of 2025, compared to net income of $3.3 million for the first quarter of 2024, including a $6.7 million gain on warrant mark-to-market.

Adjusted EBITDA was $0.0 million for the first quarter of 2025, compared to a loss of $3.1 million for the first quarter of 2024, an improvement of $3.1 million.

Basic earnings per share was $0.11 for the first quarter of 2025, compared to basic earnings per share of $0.15 for the first quarter of 2024. Diluted earnings per share was $0.11 for the first quarter of 2025, compared to diluted net loss per share of $0.51 for the same period in 2024. Adjusted net loss per share was $0.07 for the first quarter of 2025, compared to adjusted net loss per share of $0.39 for the same period in 2024.

Updated 2025 Financial Outlook

For the full year 2025, we now expect revenue in the range of $91 million to $95 million, or 17% to 22% growth year-over-year, gross margins in the range of 46% to 50% including the impact of new expected tariff costs, and we continue to strive for full year 2025 adjusted EBITDA profitability.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s expected financial performance, including the Company’s financial outlook, outlook based upon regulatory authorizations or product enhancements, growth prospects, and future operational efficiencies or results and expected market opportunity and acceptance. In some cases, you can identify forward-looking statements by terms such as “estimate,” “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “goal,” “potential,” “upcoming,” “outlook,” “guidance,” the negation thereof, or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements. Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, (i) the regulatory pathway for Owlet’s products, including submissions to, actions taken by and decisions and responses from regulators, such as the FDA and similar regulators outside of the United States, as well as Owlet’s ability to obtain and maintain regulatory approval or certification for our products and other regulatory requirements and legal proceedings; (ii) Owlet’s competition and the Company’s ability to profitably grow and manage growth; (iii) the Company’s ability to enhance future operating and financial results or obtain additional financing to continue as a going concern; (iv) Owlet’s ability to obtain additional financing in the future, as well risks associated with the Company’s current loan and debt agreements, including compliance with debt covenants, restrictions on the Company’s access to capital, the impact of the Company’s overall debt levels and the Company’s ability to generate sufficient future cash flows to meet Owlet’s debt service obligations and operate Owlet’s business; (v) the ability of Owlet to implement strategic initiatives, reduce costs, grow revenues, develop and launch new products, innovate and enhance existing products, meet customer demands and adapt to changes in consumer preferences and retail trends; (vi) Owlet’s ability to acquire, defend and protect its intellectual property and satisfy regulatory requirements, including but not limited to requirements concerning privacy and data protection, breaches and loss, as well as other risks associated with Owlet’s digital platforms and technologies; (vii) Owlet’s ability to maintain relationships with customers, manufacturers and suppliers and retain Owlet’s management and key employees; (viii) Owlet’s ability to upgrade and maintain its information technology systems; (ix) changes in applicable laws or regulations in the United States and other jurisdictions; (x) the impact of and disruption to Owlet’s business, financial condition, operations, supply chain and logistics due to economic and other conditions beyond the Company’s control, such as health epidemics or pandemics, macro-economic uncertainties, tariffs or trade restrictions, social unrest, hostilities, natural disasters or other catastrophic events; (xi) the possibility that Owlet may be adversely affected by other economic, business, regulatory, competitive or other factors, such as changes in discretionary consumer spending and consumer preferences; and (xii) other risks and uncertainties set forth in the Company’s other releases, public statements and filings with the U.S. Securities and Exchange Commission (“SEC”), including those identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated in the Company’s quarterly reports on Form 10-Q, as any such factors may be updated from time to time in the Company’s other filings with the SEC. All such forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Moreover, the Company operates in an evolving environment. Except as required by law, the Company assumes no obligation to update any forward-looking statements after the date of this press release, whether because of new information, future events or otherwise, although Owlet may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share.

The Company uses such non-GAAP financial measures as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. The Company believes its presentation of EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share provides a meaningful perspective of the underlying operating performance of the Company’s current business and enables investors to better understand and evaluate its historical and prospective operating performance. The Company believes that these non-GAAP financial measures are important supplemental measures of operating performance because they exclude items that vary from period to period without correlation to the Company’s core operating performance and highlight trends in its business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of the Company’s future operating performance. The Company believes investors, analysts and other interested parties use EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

The Company’s non-GAAP financial measures should not be considered as an alternative to net income (loss) or net income (loss) per share as a measure of financial performance or any other performance measure derived in accordance with GAAP and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.

EBITDA is defined as net income (loss) adjusted for income tax provision, interest expense, net, and depreciation and amortization.

Adjusted EBITDA is defined as net income (loss) adjusted for income tax provision, interest expense, net, depreciation and amortization, common stock warrant liability adjustments, stock-based compensation, transaction costs, and charges related to certain legal matters.

Adjusted net income (loss) is defined as net income (loss) adjusted for common stock warrant liability adjustments, stock-based compensation, transaction costs, and charges related to certain legal matters. Adjusted net income (loss) per share is defined as adjusted net income (loss) divided by the basic weighted-average number of shares of common stock outstanding.

EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not use EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

A reconciliation of the Company's guidance with respect to non-GAAP financial measures to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, the amounts of which could be material.

Conference Call and Webcast Information

Owlet will host a conference call and webcast today, May 8, 2025, at 4:30 p.m. ET to discuss these results and provide a business update.

Participants may access the call at 833-470-1428 (domestic) or 404-975-4839 (international) and reference Access Code 952382. A simultaneous webcast may be accessed online at the

Events section of Owlet’s Investor Relations website at investors.owletcare.com. A replay will be available shortly after the webcast concludes.

About Owlet, Inc.

Owlet’s digital health infant monitoring platform is transforming the journey of parenting. Owlet, Inc. (NYSE:OWLT), a small-cap healthcare growth equity, offers FDA-authorized medical and consumer pediatric wearables and an integrated HD visual and audio camera that provide real-time data and insights to parents who safeguard health, optimize wellness, and ensure peaceful sleep for their children.

Since 2012, over 2 million parents worldwide have used Owlet’s platform contributing to one of the largest collections of consumer infant health and sleep data. The Company continues to develop software and digital data solutions to bridge the current healthcare gap between hospital and home and bring new insights to parents and caregivers globally. Owlet believes that every child deserves to live a long, happy, and healthy life.

To learn more, visit www.owletcare.com.

Owlet, Inc.
Condensed Consolidated Balance Sheets - Preliminary, Unaudited1
(in millions)

Assets	March 31, 2025	December 31, 2024
Current assets:
Cash and cash equivalents	$16.3	$20.2
Restricted cash	0.3	0.4
Accounts receivable, net	16.5	12.1
Inventory	11.8	10.5
Prepaid expenses and other current assets	3.5	2.8
Total current assets	48.4	46.1
Property and equipment, net	0.1	0.1
Right of use assets, net	0.1	0.1
Intangible assets, net	1.0	1.0
Other assets	1.7	2.2
Total assets	$51.4	$49.5
Liabilities, Mezzanine Equity, and Stockholders’ Deficit
Current liabilities:
Accounts payable	$12.7	$11.3
Accrued and other expenses	16.5	16.4
Current portion of deferred revenues	1.5	1.4
Line of credit	8.5	6.3
Current portion of long-term and other debt	1.6	1.1
Total current liabilities	40.7	36.4
Long-term debt, net	3.8	4.3
Common stock warrant liabilities	18.7	25.3
Other long-term liabilities	0.2	0.2
Total liabilities	63.4	66.3
Total mezzanine equity	13.8	12.9
Total stockholders’ deficit	(25.8)	(29.8)
Total liabilities, mezzanine equity, and stockholders' deficit	$51.4	$49.5
1 Amounts may not sum due to rounding

Owlet, Inc.
Condensed Consolidated Statements of Cash Flows - Preliminary, Unaudited1
(in millions)

	Three Months Ended March 31,
	2025	2024
Net cash used in operating activities	(5.9)	(3.4)
Net cash used in investing activities	(0.1)	—
Net cash provided by financing activities	2.0	5.2
Net change in cash, cash equivalents, and restricted cash	(4.0)	1.8
1 Amounts may not sum due to rounding

Owlet, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) - Preliminary, Unaudited1
(in millions, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenues	$21.1	$14.8
Cost of revenues	9.8	8.2
Gross profit	11.3	6.5
Operating expenses:
General and administrative	7.1	6.1
Sales and marketing	4.0	3.9
Research and development	2.9	2.3
Total operating expenses	14.0	12.3
Operating loss	(2.7)	(5.7)
Other income (expense):
Interest expense, net	(1.0)	(0.2)
Common stock warrant liability adjustment	6.7	9.2
Other income (expense), net	—	—
Total other income (expense), net	5.7	9.0
Income before income tax provision	3.0	3.3
Income tax provision	—	—
Net income and comprehensive income	3.0	3.3
Accretion on convertible preferred stock	(0.8)	(1.3)
Allocation of net income to participating securities	(0.3)	(0.7)
Accretion on redeemable common stock	—	—
Allocation of net income to participating securities to redeemable common stockholders	—	—
Allocation of net income attributable to redeemable common stockholders	(0.1)	—
Net income attributable to redeemable common stockholders	0.1	—
Net income attributable to common stockholders	1.7	1.3
Net income per share attributable to common stockholders, basic	$0.11	$0.15
Weighted-average number of shares outstanding used to compute net income per share attributable to common stockholders, basic	15,383,287	8,740,059
Net income (loss) per share attributable to common stockholders, diluted	$0.11	$(0.51)
Weighted-average number of shares outstanding used to compute net income (loss) per share attributable to common stockholders, diluted	15,383,287	9,617,825
Net income per share attributable to redeemable common stockholders, basic	$0.15	$—
Weighted-average number of shares outstanding used to compute net income per share attributable to redeemable common stockholders, basic	562,500	—
Net income per share attributable to redeemable common stockholders, diluted	$0.15	$—
Weighted-average number of shares outstanding used to compute net income per share attributable to redeemable common stockholders, diluted	687,500	—
1 Amounts may not sum due to rounding

Owlet, Inc.
Reconciliation of GAAP to Non-GAAP Measures - Preliminary, Unaudited1
(in millions, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
GAAP net income	$3.0	$3.3
Income tax provision	—	—
Interest expense, net	1.0	0.2
Depreciation and amortization	0.1	0.1
Non-GAAP EBITDA	$4.1	$3.5
Common stock warrant liability adjustment	(6.7)	(9.2)
Stock-based compensation	1.7	2.2
Transaction costs	—	0.3
Charges related to certain legal matters	0.9	—
Non-GAAP Adjusted EBITDA	$0.0	$(3.1)

	Three Months Ended March 31,
	2025	2024
GAAP net income	$3.0	$3.3
Non-GAAP adjustments:
Common stock warrant liability adjustment	(6.7)	(9.2)
Stock-based compensation	1.7	2.2
Transaction costs	—	0.3
Charges related to certain legal matters	0.9	—
Impairment of intangible assets related to internally developed software	—	—
Restructuring costs	—	—
Non-GAAP adjusted net loss	$(1.1)	$(3.4)
Non-GAAP adjusted net loss per share	$(0.07)	$(0.39)
Weighted-average number of shares outstanding attributable to common stockholders, basic	15,383,287	8,740,059
1 Amounts may not sum due to rounding

Contacts

Investor Relations: ir@owletcare.com

Media: pr@owletcare.com